Exhibit 3.1

Date and Time: February 3, 2009 02:15 PM Pacific Time

Ministry of Finance BC Registry Services	Mailing Address: PO BOX 9431 Stn. Prov Govt. Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard St. Victoria BC 250-356-8626

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 15, 2008 09:31 AM Pacific Time Incorporation Number: BC0374228 Recognition Date: Incorporated on October 12, 1989

NOTICE OF ARTICLES

Name of Company:

ANGIOTECH PHARMACEUTICALS, INC.

REGISTERED OFFICE INFORMATION

Mailing Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET P.O. BOX 48600 VANCOUVER BC V7X 1T2 CANADA	Delivery Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET VANCOUVER BC V7X 1T2 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET P.O. BOX 48600 VANCOUVER BC V7X 1T2 CANADA	Delivery Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET VANCOUVER BC V7X 1T2 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

HOWARD, DAVID T.

Mailing Address: 3-215 EAST KEITH ROAD NORTH VANCOUVER BC V7L 1V4 CANADA	Delivery Address: 3-215 EAST KEITH ROAD NORTH VANCOUVER BC V7L 1V4 CANADA

Last Name, First Name, Middle Name:

WILLMS, ARTHUR H.

Mailing Address: 1788 WEST 15TH AVENUE VANCOUVER BC V6A 1B6 CANADA	Delivery Address: 1788 WEST 15TH AVENUE VANCOUVER BC V6A 1B6 CANADA

Last Name, First Name, Middle Name:

HUNTER, WILLIAM L.

Mailing Address: 1618 STATION STREET VANCOUVER BC V6A 1B6 CANADA	Delivery Address: 1618 STATION STREET VANCOUVER BC V6A 1B6 CANADA

Last Name, First Name, Middle Name:

RICHARDSON, HARTLEY

Mailing Address: JAMES RICHARDSON & SONS LIMITED 30TH FLOOR, ONE LOMBARD PLACE WINNIPEG MB R3B 0Y1 CANADA	Delivery Address: JAMES RICHARDSON & SONS LIMITED 30TH FLOOR, ONE LOMBARD PLACE WINNIPEG MB R3B 0Y1 CANADA

Last Name, First Name, Middle Name:

Brege, Laura A.

Mailing Address: 2100 POWELL STREET 12TH FLOOR EMERGYVILLE CA 94608 UNITED STATES	Delivery Address: 2100 POWELL STREET 12TH FLOOR EMERGYVILLE CA 94608 UNITED STATES

Last Name, First Name, Middle Name:

BROWN, EDWARD MONTGOMERY

Mailing Address: 3365 CLAY STREET SAN FRANCISCO CA 94118 UNITED STATES	Delivery Address: 3365 CLAY STREET SAN FRANCISCO CA 94118 UNITED STATES

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Last Name, First Name, Middle Name:

McKinnell, Henry Alexander

Mailing Address: 2720 MARSH HAWK JACKSON WY 83001 UNITED STATES	Delivery Address: 2720 MARSH HAWK JACKSON WY 83001 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1. 200,000,000	COMMON Shares	Without Par Value With Special Rights or Restrictions attached

1. 50,000,000	CLASS I PREFERENCE Shares	Without Par Value With Special Rights or Restrictions attached

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